Exhibit 10.31

November 28, 2012

COLLATERAL SUPPLEMENT AGREEMENT

This Agreement (the "Agreement”) is to confirm and set forth the terms and conditions between Location Based Technologies, Inc., a Nevada corporation (the "Company"), and Bridge Loans, LLC (“Bridge”).

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTC Market under the symbol LBAS; and

WHEREAS, the Bridge intends to invest up to One Million Dollars ($1,000,000) in the Company in accordance with the Form of Note, the Securities Purchase Agreement and the Security Agreement all of which are dated November 28, 2012 and all of which are entered into by and between the Company and Bridge (collectively the, “Loan Documents); and

WHEREAS, the Company intends to provide Bridge with sufficient collateral to cause Bridge to invest in the Company;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements of the services rendered by the Bridge to the Company, the following terms and conditions hereinafter set forth shall apply, and the parties hereto covenant and agree as follows:

The recitals herein are acknowledged as true and correct and are incorporated by this reference.

Obligations of the Bridge.

The Bridge shall use best efforts to cause Bridge Loans, LLC to invest up to One Million Dollars ($1,000,000) in Company at terms that are mutually acceptable to both the Company and Bridge.

Obligations of the Company.

Pursuant to the Loan Documents, the Company is hereby obligated to cause Bridge to become the first lien holder on Patent Number 7598855, “Apparatus and method for locating individuals and objects using tracking devices” (the “Patent”). In the event the Bridge is unable to become the first lien holder on the Patent within two weeks from the date of the signing of the Loan Documents, the Company shall issue to Bridge shares of restricted common stock in an amount equal to three times the amount of money lent by Bridge to the Company divided by the closing price of the Company’s stock on the day prior to the shares being issued.  These shares are to be used as collateral for the Loan (the, “Shares”) until Bridge holds a first lien position on the patent.

The Shares shall be returned to the Company if either: a) The loan is fully satisfied during the term by repayment and/or conversion, or b) Bridge becomes the first lien holder on the Patent.

In the event of default, if Bridge liquidates the Shares in order to fulfill the Company’s debt obligation, Bridge shall return to the Company any excess shares which are not required to satisfy the principal and interest owed to Bridge in accordance with the Loan Docs.

Term and Termination of Agreement.

a.	This Agreement shall remain in full force and effect during the Term of the Loan.

b.
Notwithstanding anything to the contrary, if either party materially breaches this agreement, the non-breaching party may, at his or its election, immediately terminate the agreement thereby relieving the non-breaching party of any obligation there under. Alternatively, the non-breaching party may proceed with performance without waiving any rights under the agreement. A material breach will mean and refer to a party's failure to comply with any covenants or obligation specified in this agreement.

c.
In the event of a dispute arising between parties the dispute shall be submitted to mediation before the Judicial Arbitration and Mediation Services ("JAMS") in Orange County, California. The parties shall bear the costs of mediation equally In the event that either party refuses to participate in mediation said party shall be prohibited from recovering attorney fees notwithstanding anything to the contrary in this agreement.

Confidential Information. The parties understand and acknowledge that each of them (and their respective employees, consultants and subcontractors) may have disclosed to them, in connection with the rendition of services and performance of their obligations of this agreement, confidential and/or proprietary information of the other party. The parties hereto agree that said confidential or proprietary information shall be held strictly confidential, and that should legal action become necessary to enforce this clause, the non-breaching party shall recover costs and attorney's fees as expressed herein.

Assignment. Neither party hereto may assign this Agreement without the prior written consent of the other party signed by such other party's duly authorized representative, which consent may be given or withheld in the sole discretion of the applicable party whose consent is requested.

Indemnity. The Company hereby agrees to hold harmless and indemnify the Bridge, including its agents, representatives, officers, directors, affiliates, employees and attorneys (collectively "Affiliates") against and in respect to any and all assessments, losses, damages, liabilities, claims, demands, proceedings, causes of action, judgments, settlements, taxes or penalties, interest, casts and expenses incurred in the investigation defense (including legal fees) and settlement of any claims covered hereunder, whether or not a legal action has been commenced and any enforcement of its indemnity (hereinafter collectively referred to as 'damages") which Company or its Affiliates may suffer or incur by reason or result of any breach by the Bridge of any of the covenants, representations or warranties made by the Bridge in this agreement, including any default of this agreement.

Governing Law. This agreement is entered into in Young County, Texas, and shall be construed in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be performed in Texas. Further, the parties agree that venue shall rest solely and exclusively in Young County, Texas, and any challenge or objection thereto is hereby waived.

Other Agreements Superseded: Waiver and Modification. This Agreement supersedes all prior agreements or understandings, written or oral, of the Bridge relating to dealing between the parties and incorporates the entire understanding of the parties with respect thereto. This agreement may be amended or supplemented only by written instrument signed by the party against whom the amendment or supplement is sought to be enforced. The party benefited by any condition or obligation may waive the same, but such waiver shall not be enforceable by another party unless made by written instrument signed by the waiving party.

Severability. In case any provision of this agreement or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Legal Counsel; Waiver of Conflict of Interest. The parties have had the opportunity to review the terms of this Agreement with their legal counsel and have either obtained the advice of legal or do hereby expressly waive their right to seek such legal counsel in connection with this transaction.

Recovery of Litigation Costs. If any legal action nor arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this agreement, the successful or prevailing party shall be entitle to recover reasonable attorney fees and cost incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

Headings. The headings used in this Agreement have been inserted for convenience only and are not to be considered in construing the meaning of the Agreement.

Notices. All notices in connection with this agreement shall be deemed given as of the day they are sent by electronic transmission, sent by facsimile or deposited with a commercial courier for delivery to other party at the following addresses:

Company:              Location Based Technologies, Inc. 49 Discovery - #260
Irvine, CA 92618
Phone: (888) 600-1044
Fax: (714) 200-0287
E-Mail: greg.harrison@pocketfinder.com

Bridge:                   Alfred G. Allen III
PO Box 930
Graham, Texas 76450
Phone: 940-549-3456
Fax:  940-549-5691
aga@turnerandallen.com

Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, representations and statements, if any, whether oral or written, No modification of this Agreement shall be valid or binding unless in writing and signed by both parties.

Counterparts.   This Agreement may be executed in counterparts by each of the Unit Holders, all of which taken together shall be deemed one original, binding on all parties, notwithstanding that all parties are not signatories to the original or the same counterpart.

{Signature Page to Follow}

By:
Name: David M. Morse
Company: Location Based Technologies, Inc.
Title: CEO

By:
  Name: Alfred G. Allen III
  Title: Bridge

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